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                                                                    EXHIBIT 21.1

TYPE: EX-21.1
SEQUENCE: 15
DESCRIPTION: SUBSIDIARIES OF THE REGISTRANT
EXHIBIT 21.1
Subsidiaries of the Company

Choice One Communications International Inc.
Choice One Communications of Maine Inc.
Choice One Communications of Connecticut Inc.
Choice One Communications of Vermont Inc.
Choice One Communications of Ohio Inc.
Choice One Communications of Rhode Island Inc.
Choice One Communications of Massachusetts Inc.
Choice One Communications of New York Inc.
Choice One Communications of Pennsylvania Inc.
Choice One of New Hampshire Inc.
Atlantic Connections, L.L.C.
ACL Telecommunications, LTD.